Exhibit 10.34

THIRD IMPLEMENTATION AGREEMENT

TO

OWNER PARTICIPATION AGREEMENT

by and between

THE COMMUNITY REDEVELOPMENT AGENCY

OF THE CITY OF LOS ANGELES

and

SL NO HO, LLC

North Hollywood Redevelopment Project

THIRD IMPLEMENTATION AGREEMENT

This THIRD IMPLEMENTATION AGREEMENT TO OWNER PARTICIPATION AGREEMENT (this “Third Implementation Agreement”) is entered into as of October 1, 2004 by and between THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, a public body, corporate and politic (the “Agency”), and SL NO HO, LLC, a California limited liability company (the “Developer”). The Agency and the Developer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

The following Recitals are a substantive part of this Third Implementation Agreement. Unless otherwise defined herein, capitalized terms in this Third Implementation Agreement shall have the meaning given to them in the OPA, as hereinafter defined in Recital A.

A.       The Agency and Developer entered into that certain Owner Participation Agreement dated as of March 5, 2002, as amended by that certain First Implementation Agreement to Owner Participation Agreement dated as of November 18, 2002 and by that certain Second Implementation Agreement to Owner Participation Agreement dated as of December 12, 2004 and that certain Partial Assignment and Consent to Assignment dated December 21, 2003 by and among SL NoHo, LLC, SF No Ho, LLC, and the Agency (the “OPA”).

B.        Pursuant to the OPA, the Developer is obligated to design, finance and develop the Project on the Site.

C.        Through this Third Implementation Agreement, the Developer and the Agency intend to amend the provisions relating to the Acquisition Funds and the Developer Advance.

D.        The parties are entering into this Third Implementation Agreement for good and valuable consideration, the receipt of which is hereby acknowledged.

NOW, THEREFORE, the Agency and the Developer agree that the OPA shall be amended as follows:

AGREEMENT

1.         Subarea C Improvements. A second paragraph shall be added to Section 103.1 (c) Subarea C Improvements to read as follows:

“The Parties recognize that the current design of the proposed Subarea C improvements may not use the available public space efficiently and may not provide optimum pedestrian circulation throughout Subarea C. In recognition of the potential benefits to the Project, the Agency and the Developer shall consider in good faith a redesign to the Subarea C improvements to allow for a change in density and uses to address issues relating to the operation of the Academy of Arts and Science Complex and to better address pedestrian access through Academy Plaza to Lankershim Boulevard. In addition, the redesign may include proposed sites mutually acceptable to the Parties for the relocation of community.clinic. Nothing in this Section 103.1(c) shall obligate the Developer to make any redesign of Subarea C or the Agency to approve any redesign or change in use of Subarea C.”

2.         Acquisition Funds. Section 402.1.2 Agency Bond Funds shall be deleted and replaced with the following:

“Agency Funds. Subject to all the terms and conditions of this Agreement, and within the time set forth in the Schedule of Performance, the Agency shall provide as Acquisition Funds the following amounts: Ten Million Eighty Eight Thousand Five Hundred Ninety Seven Dollars ($10,088,597) from Agency funds; Three Million Eight Hundred Thirty Two Thousand Three Hundred Fifty Eight Dollars ($3,832,358) from proceeds received by the Agency from the Developer for the purchase of Subarea A; Four Hundred Forty Thousand Five Hundred Dollars ($440,500) in Economic Development Initiative grant funds from the HUD Loan; and any additional Economic Development Initiative grant funds released to the Agency from the interest reserve fund held by the City as part of the HUD Loan pursuant to the terms of the HUD Loan documents.

3.         Original Letter of Credit. Section 402.6.1 Original Letter of Credit, as amended by the Second Implementation Agreement, shall be deleted and replaced with the following:

“Section 402.6.1 Original Letter of Credit. Pursuant to Section 402.6, the Developer has agreed to advance to the Agency the necessary funds, over and above the Acquisition Funds, to pay the Agency’s Acquisition Costs plus the Agency’s costs of complying with the Relocation Laws. To partially secure the Developer’s obligation to advance funds to the Agency, the Developer shall provide the Original Letter of Credit to the Agency. Provided the Agreement has not theretofore been terminated pursuant to Section 1003, the Developer shall deliver to the Agency cash or an irrevocable at-sight, standby letter of credit, first approved in writing by the Agency as to form, content and issuer, in an amount determined in the second paragraph of this Section 402.6.1 and otherwise complying with the requirements of this Agreement (the “Original Letter of Credit”).

The Original Letter of Credit shall consist of an amount estimated to be the difference between the amount of the projected Developer Advance and the immediately available Acquisition Funds, as established by the Agency based on budgets prepared by the Agency and reviewed by the Developer. The amount of the Original Letter of Credit shall be in an amount equal Nine Million Forty Three Thousand Four Hundred Sixty One Dollars ($9,043,461). The Purchase Price for the parcels comprising Subarea A, Subarea B-l and B-2 and Subarea C is calculated at Twelve Million Three Hundred Six Thousand Five Hundred Thirty Nine Dollars ($12,306,539). The Developer paid a portion of the Purchase Price to the Agency at the close of escrow for the purchase of the Subarea A Acquisition Parcels in the amount of Three Million Eight Hundred Thirty Two Thousand Three Hundred Fifty Eight Dollars ($3,832,358). In addition, concurrently with the close of escrow for the Subarea A Acquisition Parcels, the Developer advanced to the Agency as part of the Original Letter of Credit the amount of One Million One Hundred Sixty Seven Thousand Six Hundred Forty Two Dollars ($1,167,642). The Developer shall also receive a credit in the amount of Five Million Five Hundred Twenty Five Thousand Eight Hundred Nineteen Dollars ($5,525,819) as an advance under the Original Letter of Credit upon the Developer’s assumption of the HUD Loan. The Five Million Five Hundred Twenty Five Thousand Eight Hundred Nineteen Dollars ($5,525,819) represents the difference between the Fourteen Million Dollars ($14,000,000), the amount of the HUD Loan to be assumed by the Developer, and Eight Million Four Hundred Seventy Four Thousand One Hundred Eighty One Dollars ($8,474,181) which is the remaining amount of the Purchase Price to be paid by the Developer for both Subarea B and Subarea C ($12,306,539 minus $3,832,358 paid at the close of escrow at Subarea A). Notwithstanding the foregoing, in the event the Agency fails to convey Subarea C to the Developer in accordance the terms of the OPA through no fault of the Developer, the amount of the Purchase Price paid by the Developer which is attributable to purchase of Subarea C shall be considered part of the Original Letter of Credit and such amount shall be added to the Pre-conveyance Termination Note delivered to the Developer by the Agency as of the close of escrow for the conveyance of Subarea B to the Developer.

The balance of the Original Letter of Credit in the amount of Two Million Three Hundred Fifty Thousand Dollars ($2,350,000) shall be provided in two installments. The Developer shall advance funds to purchase the MTA Parcel in the estimated amount of Three Hundred Thousand Five Hundred Dollars ($300,500). The Developer shall advance the funds for the purchase of the MTA Parcel promptly following notice to the Developer by the Agency that the MTA is ready to close escrow on the conveyance of the MTA Parcel. The balance of the Original Letter of Credit in the amount of Two Million Forty Five Thousand Dollars ($2,045,000) shall be provided by the Developer as of the earlier of (i) the close of escrow for the conveyance of Subarea C to the Developer and (ii) April 1, 2005, subject to any events of enforced delay as specified in Section 1105 of this OPA or any written extension to be granted to the Developer in the Agency’s sole discretion. Notwithstanding the amount of the Original Letter of Credit provided to the Agency by the Developer, the Developer shall be obligated to advance to the Agency the necessary funds, over and above the Acquisition Funds, to pay the Agency’s Acquisition Costs plus the Agency’s costs of complying with the Relocation Laws.

The Parties acknowledge that costs attributable to acquisition of the Project Site may exceed the sources of funds currently identified to pay for such costs. The Agency and the Developer shall work together to attempt to identify and obtain reasonable alternative funding sources for any excess costs prior to requiring the Developer to provide funds in excess of the Original Letter of Credit Amount of Nine Million Forty Three Thousand Four Hundred Sixty One Dollars ($9,043,461). Notwithstanding the foregoing, the Parties agree that in the event reasonable alternative funding sources cannot be identified and obtained by the Agency, the Developer shall provide the required funds no later than thirty (30) days following the Agency’s written request for such funds. In the event the Developer provides funds in the excess of the Nine Million Forty Three Thousand Four Hundred Sixty One Dollars ($9,043,461) Original Letter of Credit amount, the Agency agrees to negotiate in good faith with the Developer a mutually agreeable arrangement by which the Developer shall be reimbursed in a commercially reasonable manner for the excess funds advanced. To the extent funds are released to the Agency from the interest reserve account of the HUD Loan prior to the close of escrow for the conveyance of Subarea C to the Developer, the Developer’s obligation to pay Two Million Three Hundred Fifty Thousand Dollars ($2,350,000) at the close of escrow for Subarea C shall be reduced by the amount of interest reserve funds released to the Agency.”

4.         Special Developer Advance of Costs. A new Section 402.6.3 Special Developer Advance of Costs shall be added to read as follows:

“402.6.3 Special Developer Advance of Costs. Prior to the date of the Third Implementation Agreement the Agency closed escrow on the purchase of the LADOT Parcel. The close of escrow occurred prior to the Agency receipt of funds from the HUD Loan. To enable the Agency to close escrow on the LADOT Parcel, the Developer made a special advance of costs to the Agency in the amount of Nine Hundred Fifty Eight Thousand Two Hundred Twelve Dollars and Ninety Six Cents ($958,212.96). Upon the receipt of funds under the HUD Loan and concurrently with the close of escrow for the conveyance of Subarea B-l and Subarea B-2 to the Developer, the Agency shall repay the special Developer advance in the amount of Nine Hundred Fifty Eight Thousand Two Hundred Twelve Dollars and Ninety Six Cents ($958,212.96).”

5. Security for Developer Advance. Section 402.8 Security for Developer Advance shall be amended by adding the following to the end of the Section:

“Following the conveyance by the Agency of Subarea B-l and Subarea B-2 to the Developer, the Pre-Conveyance Termination Note given to the Developer by the Agency shall be in the amount of Six Million Nine Hundred Ninety Three Thousand Nine Hundred Sixty One Dollars ($6,993,961) and shall be secured by the Pre-Conveyance Deed of Trust recorded against the Acquisition Parcels owned by the Agency in Subarea C. Notwithstanding the foregoing, the Pre-Conveyance Termination Note shall provide that in the event the Developer fails to provide the balance of the Original Letter of Credit in the amount of Two Million Three Hundred Fifty Thousand Dollars ($2,350,000), when required pursuant to Section 402.6.1. and the Agency does not convey Subarea C to the Developer, the Agency shall receive the first Two Million Three Hundred Fifty Thousand Dollars ($2,350,000) of sale proceeds (or such lesser amount if the Developer has advanced funds to purchase the MTA Parcel) prior to making any payment to the Developer under the Pre-Conveyance Note in the event of sale of the Acquisition Parcels encumbered by the Pre-Conveyance Deed of Trust or in the event of a foreclosure under the Pre-Conveyance Deed of Trust by the Developer, the principal amount of the Pre-Conveyance Note shall automatically be reduced by Two Million Three Hundred Fifty Thousand Dollars ($2,350,000) (or such lesser amount if the Developer has advanced funds to purchase the MTA Parcel)”

6.         MTA Parcel. Section 406.1 MTA Parcel shall be deleted and replaced with the following:

“The Agency shall make every reasonable effort to negotiate, in consultation with the Developer, an agreement with the MTA pursuant to which the MTA will convey to the Developer the fee interest in the MTA Parcel or such easements or interests in the MTA Parcel as are necessary or convenient to allow the Developer to develop the Subarea B Improvements and reserving such interests as the MTA requires for the operation and maintenance of the blast relief vent located on the MTA Parcel. The Agency shall cause to be conducted such appraisals of the MTA Parcel as are required by the MTA. The Developer shall pay directly to the MTA the purchase amount for the fee interest in or the easements on the MTA Parcel through an escrow opened by the Agency or MTA for the purchase of such interests.”

7.         Conditions Precedent. The following subsections of Section 506.1 Conditions Precedent and Closing Obligations shall be amended and a new subsection 506.1 .(16) shall be added, all relating solely to the conveyance by the Agency of Subarea B-l and B-2 to the Developer. The original provisions Section 506.1 shall govern the conditions for the conveyance of Subarea C to the Developer by the Agency. The subsections of Section 506.1 which are not amended by this Third Implementation Agreement shall continue to apply as preconditions to the conveyance of Subarea B-l and B-2 to the Developer.

“1. The Developer shall have submitted and the Agency shall have approved the Developer’s Evidence of Financing for the development of Subarea B-2 prior to the conveyance of Subarea B-2 and the Developer shall submit and obtain Agency approval of the Developer’s Evidence of Financing for the development of Subarea B-l within sixty (60) days following the conveyance of Subarea B-l.

2. The Developer shall have obtained all required land use entitlements and the City’s approval of construction and landscaping plans for the development of Subarea B-2 prior to the conveyance of Subarea B-2 and shall have obtain all required land use entitlements and the City’s approval of construction and landscaping plans for the development of Subarea B-l within one hundred eighty (180) days following the conveyance of Subarea B-l.

4. The Developer shall have obtained all City approvals required to secure a grading and excavation permit for the development of the applicable permit for the development of Subarea B-2 prior to the conveyance of Subarea B-2 and shall obtain all City approvals required to secure a grading and excavation permit for the development of the applicable permit for the development of Subarea B-l within one hundred eighty (180) days following the conveyance of Subarea B-l.

13. Prior to the conveyance of Subarea B-l and Subarea B-2, the Developer shall have delivered to the Agency the Guaranty for the HUD Loan in the amount of the Purchase Price and in a form reasonably acceptable to the Agency and the City and shall have executed an assumption agreement in a form reasonably acceptable to the Agency and the City pursuant to which the Developer assumes the Agency obligations under the HUD Loan documents.

8.         Uses, Operation and Maintenance. A new Section 801.1.15 and Section 801.1.16 shall be added as follows:

“15. Cooperate in good faith with and support the formation and operation of a Business Improvement District (“BID”) which includes Subareas B-l, B-2, and C. The Developer’s financial obligation, if any, under the BID shall be determined in accordance with engineer’s report and the adopted BID plan.”

“16. The following job creation and reporting requirements shall apply:

(a)       Subject to the assignment of the HUD Loan to the Developer by the Agency, the Developer shall comply with the Job Creation requirements set forth in the Employment Action Plan attached as Exhibit G. to the loan agreement documenting the HUD Loan. The Developer shall make a good faith effort to meet the goal of creating four hundred fifty two (452) full time equivalent jobs at the Project. The new jobs shall be created within three (3) years following the date that a certificate of occupancy or temporary certificate of occupancy (whichever is earlier) is issued for the Subarea B-l Improvements. The Developer shall report the newly created jobs to the City in accordance with the requirements of the Employment Action Plan.

(b)                     The Developer shall report the newly created jobs to the City until the earlier of (i) the time that four hundred fifty two (452) full time equivalent jobs have been created and reported and (ii) three (3) years following the date that a certificate of occupancy or temporary certificate of occupancy (whichever is earlier) is issued for the Subarea B-l Improvements (the “Job Reporting Period”). The Developer’s job creation and reporting requirements shall continue for the Job Reporting Period notwithstanding the full repayment of the HUD Loan.

(c)                      In the event that at the expiration of the Job Reporting Period, the City determines that the Developer has failed to make a good faith effort, as defined in Section 7.3 of the loan agreement documenting the HUD Loan, to create the full four hundred fifty two (452) full time equivalent jobs, the Developer shall pay to the City the amount of Three Thousand Five Hundred Dollars ($3,500) per full time equivalent job that the City reasonably determines the Developer has failed to make a good faith effort to create. In the event the City determines that the Developer has failed to make a good faith effort to create the full four hundred fifty two (452) full time equivalent jobs and prior to the imposition by the City of any required payment by the Developer, the Developer may request that the City extend the job reporting period for an additional two (2) year period. This payment obligation shall survive prepayment of the HUD Loan.

9.                          Public-Private Feasibility Agreement: Section 1.B. A new Section I.B.3. of Attachment No. 8 Public-Private Feasibility Agreement is added to read as follows:

“3. As a special repayment provision for the funds provided to the Agency by the Developer under the Original Letter of Credit pursuant to Section 402.6.1, in the event the Agency has fully paid all Acquisition Costs and the costs of complying with Relocation Laws and funds provided under the Original Letter of Credit remain unspent, the Agency shall reimburse the unspent funds to the Developer promptly upon the Agency’s determination that such funds are no longer needed for Acquisition Costs or relocation costs. In addition, following the assignment of the HUD loan pursuant to Section I.A. of the Attachment No. 8 Public-Private Feasibility Agreement, in the event the City has determined that EDI funds remain in the City’s interest reserve account to be disbursed which are not required for interest payments on the HUD Loan and the Agency has determined that that such funds are no longer needed for Acquisition Costs or relocation costs, the EDI funds, with the approval of the City, shall be used to reimburse the Developer for funds provided under the Original Letter of Credit pursuant to Section 402.6.1.

10.                    Public-Private Feasibility Agreement: Section I.D. Section I.D.8 of Attachment No. 8 Public-Private Feasibility Agreement is deleted and replaced with the following:

“8. The Agency obligation pursuant to the Paragraph I.D. shall cease for each Subarea in any Operation Year in which the Annual Return Shortfall for the Subarea equals zero, and in any event, shall cease as to Subarea A upon the earlier to occur of (i) the Agency has made total payments across all Subareas pursuant to the Paragraph I.D. in the amount of Five Million Dollars ($5,000,000) plus the total interest that has accrued pursuant to Paragraph I.D.6, if any, and (ii) February, 2029, and shall cease as to Subareas B-l, B-2 and C as of February, 2029.”

11.                    Currently Available Funds. Section III of Attachment No. 8 Public-Private Feasibility Agreement is deleted and replaced with the following:

“III. Agency Resources. Subject to all the terms and conditions of this Agreement, the Agency shall use the following amounts as Acquisition Funds for the Agency’s acquisition of the Project Site: Ten Million Eighty Eight Thousand Five Hundred Ninety Seven Dollars ($10,088,597) from Agency funds; Three Million Eight Hundred Thirty Two Thousand Three Hundred Fifty Eight Dollars ($3,832,358) from proceeds received by the Agency from the Developer for the purchase of Subarea A; Four Hundred Forty Thousand Five Hundred Dollars ($440,500) in Economic Development Initiative grant funds from the HUD Loan and any additional Economic Development Initiative grant funds released to the Agency from the interest reserve fund held by the City as part of the HUD Loan pursuant to the terms of the HUD Loan documents. A sources and uses for Project Site acquisition costs, current as of the date of the Third Implementation Agreement, is attached as Exhibit A to the Third Agreement for informational purposes.”

12.                    No Other Changes, Consistency. Notwithstanding any changes and deletions contained herein, all other provisions of the OPA remain the same. In the event of any conflict between the terms of the OPA and this Third Implementation Agreement, the terms of this Third Implementation Agreement shall govern.

13.                    Effectiveness of Third Implementation Agreement. This Third Implementation Agreement is dated for convenience only and shall only become effective on the date which is the latest of (i) the date this Third Implementation Agreement is executed by the Developer, (ii) the date this Third Implementation Agreement is approved and executed by the Agency and (iii) the date this Third Implementation Agreement is approved by the City.

IN WITNESS WHEREOF, the parties hereby have executed this Third Implementation Agreement as of the Effective Date.

DEVELOPER:

SL No Ho, LLC a California limited liability company

By:	/s/ Michael E. Wise
Michael E. Wise

Its:	Authorized Member

AGENCY:

THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA

By:	/s/ Authorized Signatory
Robert Ovrom

Its:	Chief Executive Officer

APPROVED AS TO FORM:

ROCKARD J. DELGADILLO
CITY ATTORNEY

By:	/s/ Authorized Signatory
Assistant/Deputy City Attorney

APPROVED AS TO FORM:

By:	/s/ Authorized Signatory
Agency Special Counsel

EXHIBIT A

NoHo Commons
Source of Funds for Agency Land Acquisition/Relocation Activities

A.                      Funding from the Developer

$350,000	Reimbursement for Agency Costs FY03 (Fund 5273)
$3,832,358	Subarea A Closing, Land Purchase (Fund 5273)
$1,167,642	Subarea A Closing, Developer Advance/Note (Fund 5273)
$2,350,000	Subarea C and MTA Closing, Developer Advance/Note (Fund 5273)
$8,474,181	Portion of 108 Loan Assumed by Developer for Land Purchase (Fund 2249)
$5,525,819	Portion of 108 Loan Assumed by Developer as Developer Advance/Note (Fund 2249)
$21,700,000	Subtotal Developer

B.                        Funding From the Agency

$10,088,597	NH Redevelopment Project Area Resources (Various Funds)
$440,500	EDI Grant (Fund 3802)
$3,000,000	CDBG Grant/Loan (Fund 2258)

$13,529,097	Subtotal Agency

C.                        Grand Total of Funds Available for Land Acquisition/Relocation

$35,229,097